Exhibit 10.14

                        BRAINSTORM CELL THERAPEUTICS INC.

                                OPTION AGREEMENT

               Made effective as of the 31st day of December, 2004


BETWEEN:                Brainstorm Cell Therapeutics Inc.

                        A company incorporated in Washington

                        (hereinafter the "Company")

                                                                 on the one part


AND:                    Yoram Drucker

                        31 Dov Sadan St. Jerusalem

                        (hereinafter the "Optionee")

                                                               on the other part


WHEREAS On November 16, 2004 (the "Effective Date") the Optionee entered into an employment agreement with the Company (the "Employment Agreement") pursuant to which the Company undertook to grant the Optionee Options to purchase Shares of the Company; and

WHEREAS On November 25, 2004, the Company duly adopted and the Board approved the 2004 Global Share Option Plan (the "Plan"), and Appendix A - Israel to the Plan (the "Israeli Appendix"), forming an integral part of the Plan, a copy of which is attached as Exhibit A hereto; and


WHEREAS Pursuant to the Plan and the Israeli Appendix, the Company has decided to grant Options to purchase Shares of the Company to the Optionee, and the Optionee has agreed to such grant, subject to all the terms and conditions as set forth in the Plan, the Israeli Appendix and as provided herein;

NOW, THEREFORE, it is agreed as follows:

1.    Preamble and Definitions

      1.1   The preamble to this agreement constitutes an integral part hereof.

      1.2 Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Plan and/or the Israeli Appendix.

2.    Grant of Options

      2.1 The Company hereby grants to the Optionee the number of Options as set forth in Exhibit B hereto, each Option shall be exercisable for one Share, upon payment of the Purchase Price as set forth in Exhibit B, subject to the terms and the conditions as set forth in the Plan and/or the Israeli Appendix and as provided herein.

      2.2 The Optionee is aware that the Company intends in the future to issue additional shares and to grant additional options to various entities and individuals, as the Company in its sole discretion shall determine.

3.    Period of Option and Conditions of Exercise

      3.1 The terms of this Option Agreement shall commence on the Date of Grant and terminate at the Expiration Date, or at the time at which the Option expires pursuant to the terms of the Plan and/or the Israeli Appendix or pursuant to this Option Agreement.

      3.2 Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Share would be deliverable upon exercise, such fraction shall be rounded up one-half or less, or otherwise rounded down, to the nearest whole number.

4.    Adjustments

      Notwithstanding anything to the contrary in Section 7.1 of the Plan and in addition thereto, if in any such Transaction as described in Section 7.1 of the Plan, the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute for the Options, the Vesting Dates shall be accelerated so that any unvested Option shall be immediately vested in full as of the date which is ten (10) days prior to the effective date of the Transaction, and the Committee shall notify the Optionee that the unexercised Options are fully exercisable for a period of ten (10) days from the date of such notice, and that any unexercised Options shall terminate upon the expiration of such period.

      If the successor Company (or parent or subsidiary of the Successor Company) agrees to assume or substitute for the Options and Optionee's employment with the Successor Company is terminated by the Successor Company without "Cause" (as defined in the Employment Agreement) within one year of the closing of such Transaction, the Vesting Dates shall be accelerated so that any unvested portion of the substituted Option shall be immediately vested in full as of the date of notice of such termination without Cause.

      Notwithstanding any provisions of the Plan and/or the Israeli Appendix, in the event that Company terminates Optionees's employment without Cause (as defined in the Employment Agreement) or in the event that the Optionee resigns as a result of Constructive Discharge (as defined below) or in the event of termination of Optionee's employment by reason of Disability (as defined below) or death of the Optionee, all of the remaining unvested Options granted to Optionee shall vest immediately as of the date of the notice of termination, and Optionee or his legal representative, estate or other person to whom his rights are transferred by will or by laws of descent or distribution, shall be entitled to exercise the vested Options from said date until the earlier of (i) the lapse of four (4) years thereafter, or (ii) until the Expiration Date. Notwithstanding the above, in the event of termination of Optionee's employment by reason of Disability or death of the Optionee within two (2) years of the Effective Date, only 67% of the remaining unvested Options shall vest immediately as of the date of the notice of termination and the Optionee or his legal representative, estate, or other person to whom his rights are transferred by will or by laws of descent or distribution, shall be entitled to exercise the vested Options as above. The term "Constructive Discharge" shall mean (i) material reduction in Optionee's compensation; (ii) material reduction in the level, scope of job responsibility or status or material change in the position of Optionee occurring without the consent of the Optionee; (iii) relocation to an office of the Company which is more than sixty (60) kilometers from the office where Optionee was previously located to which Optionee has not agreed; or (iv) voluntary termination by Optionee as a result of an M&A Transaction or within 6 months thereafter. For the purposes hereof, "M&A Transaction" shall mean a merger, consolidation, corporate reorganization, or any transaction in which all or substantially all of the assets or shares of Company and/or its subsidiary are sold, leased or transferred to another company or otherwise disposed of; and the term "Disability" shall mean a physical or mental infirmity which impairs Optionee's ability to substantially perform his duties under his Employment Agreement and which continues for a period of least ninety (90) consecutive days.

5.    Vesting; Period of Exercise

      Subject to the provisions of the Plan and/or the Israeli Appendix and except as otherwise provided for herein, Options shall vest and become exercisable according to the Vesting Dates set forth in Exhibit B hereto, provided that the Optionee is an Employee of, or providing services to, the Company and/or its Affiliates on the applicable Vesting Date.

      Except as set forth in Section 4 above or in this Section 5, all unexercised Options granted to the Optionee shall terminate and shall no longer be exercisable on the Expiration Date, as described in Section 2.8 of the Plan.

      Notwithstanding any provisions of the Plan and/or the Israeli Appendix, in the event that the Company terminates Optionee's employment for Cause (as defined in the Employment Agreement), Optionee shall be entitled to exercise the Options vested as of the date of the notice of termination until the lapse of twelve (12) months thereof, and all Options which are not yet vested on the date of such termination shall immediately expire.

6.    Exercise of Options

      6.1   Options may be exercised in accordance with the provisions of
            Section 8.1 of the Plan. The Purchase Price shall be payable upon the exercise of an Option in accordance with Section 6.2 of the Plan.

      6.2 In order for the Company to issue Shares upon the exercise of any of the Options, the Optionee hereby agrees to sign any and all documents required by any applicable law and/or by the Company's incorporation documents. The Optionee further agrees that in the event that the Company and its counsel deem it necessary or advisable, in their sole discretion, the issuance of Shares may be conditioned upon certain representations, warranties, and acknowledgments by the Optionee.

      6.3 The Company shall not be obligated to issue any Shares upon the exercise of an Option if such issuance, in the opinion of the Company, might constitute a violation by the Company of any provision of law.

7.    Restrictions on Transfer of Options and Shares

      7.1 The transfer of Options and the transfer of Shares to be issued upon exercise of the Options shall be subject to the limitations set forth in the Plan, in the Israeli Appendix, in the Company's incorporation documents, in any shareholders' agreement to which the holders of common stock of the Company are bound or in any applicable law including securities law of any jurisdiction.

      7.2 With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

      7.3 With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

      7.4 The Optionee shall not dispose of any Shares in transactions which violate, in the opinion of the Company, any applicable laws, rules and regulations.

      7.5 The Optionee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions as it may deem appropriate (which do not violate the Optionee's rights according to this Option Agreement).

8.    Taxes; Indemnification

      8.1 Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee hereby agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

      8.2 The Optionee will not be entitled to receive from the Company and/or the Trustee any Shares allocated or issued upon the exercise of Options prior to the full payments of the Optionee's tax liabilities arising from Options which were granted to him and/or Shares issued upon the exercise of Options. For the avoidance of doubt, neither the Company nor the Trustee shall be required to release any share certificate to the Optionee until all payments required to be made by the Optionee have been fully satisfied.

      8.3 The receipt of the Options and the acquisition of the Shares to be issued upon the exercise of the Options may result in tax consequences. THE OPTIONEE IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

      8.4 With respect to Approved 102 Options, the Optionee hereby acknowledges that he is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the type of Option granted hereunder and the tax implications applicable to such grant. The Optionee accepts the provisions of the trust agreement signed between the Company and the Trustee, attached as Exhibit C hereto, and agrees to be bound by its terms.

9.    Miscellaneous

      9.1 No Obligation to Exercise Options. The grant and acceptance of these Options imposes no obligation on the Optionee to exercise it.

      9.2 Confidentiality. The Optionee shall regard the information in this Option Agreement and its exhibits attached hereto as confidential information and the Optionee shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

      9.3 Continuation of Employment or Service. Nothing in the Plan, the Israeli Appendix and this Option Agreement shall be construed as imposing any obligation on the Company or an Affiliate to continue the Optionee's employment or service and nothing in the Plan, the Israeli Appendix or in this Option Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company and/or an Affiliate or restrict the right of the Company or an Affiliate to terminate such employment or service at any time.

      9.4 Entire Agreement. Subject to the provisions of the Plan and/or the Israeli Appendix, to which this Option Agreement is subject, this Option Agreement, together with the exhibits hereto, constitute the entire agreement between the Optionee and the Company with respect to Options granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between the Optionee and the Company with respect to the subject matter hereof.

      9.5 Failure to Enforce - Not a Waiver. The failure of any party to enforce at any time any provisions of this Option Agreement or the Plan and/or the Israeli Appendix shall in no way be construed to be a waiver of such provision or of any other provision hereof.

      9.6 Provisions of the Plan and/or the Israeli Appendix. The Options provided for herein are granted pursuant to the Plan and/or the Israeli Appendix and said Options and this Option Agreement are in all respects governed by the Plan and/or the Israeli Appendix and subject to all of the terms and provisions of the Plan and/or the Israeli Appendix.

            Any interpretation of this Option Agreement will be made in accordance with the Plan and/or the Israeli Appendix but in the event there is any contradiction between the provisions of this Option Agreement and the Plan and/or the Israeli Appendix, the provisions of the Option Agreement will prevail.

      9.7 Binding Effect. The Plan, the Israeli Appendix and this Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

      9.8 Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to the Optionee and/or to the Company at the addresses shown on the letterhead above, or at such other place as the Company may designate by written notice to the Optionee. The Optionee is responsible for notifying the Company in writing of any change in the Optionee's address, and the Company shall be deemed to have complied with any obligation to provide the Optionee with notice by sending such notice to the address indicated below.

Company's Signature:

Name: Yaffa Beck

Position: President & CEO

Signature: /s/ Yaffa Beck
           --------------
               Yaffa Beck

I, the undersigned, hereby acknowledge receipt of a copy of the Plan and the Israeli Appendix and accept the Options subject to all of the terms and provisions thereof. I have reviewed the Plan and the Israeli Appendix and this Option Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understand all provisions of this Option Agreement. I agree to notify the Company upon any change in the residence address indicated above.


     12/31/04                    /s/ Yoram Drucker
     --------                    -----------------
     Date                            Yoram Drucker
                                 Optionee's signature

Exhibit  A: Brainstorm Cell Therapeutics Inc. 2004 Global Share Option Plan and
            Appendix A - Israel

Exhibit B:  Terms of the Option

Exhibit C:  Trust Agreement

                                    EXHIBIT B

                               TERMS OF THE OPTION


Name of the Optionee:                Yoram Drucker

Date of Grant:                       12.31.04

Designation:                         Capital Gain Option (CGO)

1. Number of Options granted:        685,760

2. Purchase Price:                   $0.15

3. Vesting Dates:                    36 equal monthly installments beginning on
                                     December 16, 2004


                Number of Options         Vesting Date
                -----------------         ------------


4. Expiration Date:                 November 16, 2014 (unless otherwise adjusted
                                    as provided herein)


/s/ Yoram Drucker        /s/ Yaffa Beck
-----------------        --------------
    Yoram Drucker            Yaffa Beck

Optionee                Company